Exhibit 10.1

SHAREHOLDERS’ AGREEMENT

dated as of

June 10, 2015

by and between

MRC GLOBAL INC.

and

MARIO INVESTMENTS LLC

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS

Section 1.01. Definitions	1
Section 1.02. Other Definitional and Interpretative Provisions	9

ARTICLE 2
BOARD REPRESENTATION

Section 2.01. Appointment and Nomination Rights	9
Section 2.02. Board Observer	11

ARTICLE 3
TRANSFERS AND ISSUANCES OF COMPANY SECURITIES

Section 3.01. General Restrictions on Transfer	12
Section 3.02. Preemptive Rights	14

ARTICLE 4
REGISTRATION RIGHTS

Section 4.01. Demand Registration	15
Section 4.02. Shelf Registration	17
Section 4.03. Piggyback Registration	19
Section 4.04. Lock-Up Agreements	20
Section 4.05. Registration Procedures	20
Section 4.06. Indemnification by the Company	24
Section 4.07. Indemnification by Registering Investors	25
Section 4.08. Conduct of Indemnification Proceedings	25
Section 4.09. Contribution	26
Section 4.10. Participation in Public Offering	28
Section 4.11. Other Indemnification	28
Section 4.12. Cooperation by the Company	28
Section 4.13. Liquidated Damages	28
Section 4.14. No Inconsistent Agreements	29

ARTICLE 5
CERTAIN COVENANTS AND AGREEMENTS

Section 5.01. Standstill	30
Section 5.02. Voting	31
Section 5.03. Financing Cooperation	31
Section 5.04. Information Rights	32

ii

SHAREHOLDERS’ AGREEMENT

SHAREHOLDERS’ AGREEMENT (this “Agreement”) dated as of June 10, 2015 by and between MRC Global Inc., a Delaware corporation (the “Company”), and Mario Investments LLC, a Delaware limited liability company (“Investor”).

W I T N E S S E T H :

WHEREAS, Investor and the Company have entered into that certain Purchase Agreement, dated as of May 19, 2015 (the “Purchase Agreement”), pursuant to, and subject to the terms and conditions of which, the Company is selling, and Investor is purchasing, on the date hereof 363,000 shares of Preferred Stock (as defined below); and

WHEREAS, Investor and the Company desire to enter into this Agreement in order to set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to Investor’s ownership of the Preferred Stock, the governance of the Company and other related matters.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company to make such Registration Statement not materially misleading; (ii) would not be required to be made at or prior to the time of filing of such Registration Statement but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that (i) no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company, (ii) no portfolio company in which Investor or any of its Affiliates have an investment shall be deemed an Affiliate of Investor or any of its Affiliates and

(iii) the Company, its Subsidiaries and any of the Company’s other controlled Affiliates shall not be deemed an Affiliate of Investor. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“As-Converted Basis” means on a basis in which all shares of Common Stock issuable upon conversion, exercise or exchange of Company Securities are assumed to be outstanding, including upon the conversion of Preferred Stock, but excluding shares of Common Stock issuable upon the conversion, exercise or exchange of outstanding stock options, restricted stock, stock appreciation rights or other stock based awards to employees or directors.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized by law to close.

“Certificate of Designations” means the Certificate of Designations, Preferences, Rights and Limitations of the Preferred Stock.

“Change of Control” means, with respect to the Company, any of the following transactions: (a) a merger, consolidation or other reorganization, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the Persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (b) a sale, transfer or other disposition of 50% or more of the Company’s consolidated assets; or (c) any transaction or series of transactions pursuant to which any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than the Investor Parties) becomes directly or indirectly the beneficial owner of securities possessing more than 30% of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of the Board) outstanding immediately after the consummation of such transaction or series of transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders.

“Closing” means the consummation of the purchase by Investor of the shares of Preferred Stock pursuant to the Purchase Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed.

“Common Unit Price” means the volume weighted average closing price of Common Stock (as reported by the New York Stock Exchange) for the 10 trading days immediately preceding the date on which the determination is made.

“Company Securities” means (i) the Common Stock, (ii) the Preferred Stock, (iii) securities convertible into or exchangeable for Common Stock, (iv) any other equity or equity-linked security issued by the Company and (v) options, warrants or other rights to acquire Common Stock or any other equity or equity-linked security issued by the Company.

“Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of, learned by or furnished to any Investor Party (including by virtue of its present or former right to designate an Investor Designee or Board Observer); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by an Investor Party or its Representatives in violation of this Agreement, (ii) was available to such Investor Party on a non-confidential basis prior to its disclosure to such Investor Party or its Representatives by the Company or any of its Representatives, (iii) becomes available to such Investor Party on a non-confidential basis from a source other than the Company or any of its Representatives after the disclosure of such information to such Investor Party or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the knowledge of such Investor Party, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person in respect to such information or (iv) is independently developed by such Investor Party without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

“Cornell Parties” means Henry Cornell and each of his controlled Affiliates and, following Henry Cornell’s death or disability, each entity that was a Cornell Party and each of such entity’s controlled Affiliates for so long as such entity is controlled by one or more members of the Sponsor Group.

“Exchange Act” means the Securities Exchange Act of 1934.

“Governmental Authority” means any transnational, or domestic or foreign, federal, state or local governmental authority, department, court, agency or official, including any political subdivision thereof.

“Investment Percentage” means, at any time, the percentage obtained by dividing (a) the sum of (i) the total number of shares of Common Stock underlying the Preferred Stock held by the Investor Parties as of such time plus (ii) the total number of shares of Common Stock held by the Investor Parties as of such time as a result of the conversion of the Preferred Stock by (b) the total number of shares of Common Stock underlying the Preferred Stock issued at Closing, in each case appropriately adjusted to give effect to any anti-dilution adjustments, stock splits, combinations or similar events.

“Investor Parties” means Investor and any other Cornell Party that holds Company Securities and has executed and delivered to the Company a joinder to this Agreement in accordance with Section 3.01(e) or 3.01(f).

“Liquidated Damages Multiplier” means, with respect to an Investor Party, the product obtained by multiplying (a) the Common Unit Price by (b) the number of Registrable Securities held by such Investor Party (including, for avoidance of doubt, the number of shares of Common Stock underlying the Preferred Stock held by such Investor Party).

“NASD” means the National Association of Securities Dealers, Inc.

“Other Standstill Party” means any former member, partner or other equity holder of an Investor Party (or its parent entity) that agrees to be bound by the restrictions in Section 5.01 pursuant to subclause (y) of the proviso in Section 3.01(b)(iv).

“Percentage Interest” means, with respect to an Investor Party at any time, a fraction, the numerator of which is the aggregate number of shares of Common Stock owned by such Investor Party on an As-Converted Basis at such time, and the denominator of which is the aggregate number of shares of outstanding Common Stock on an As-Converted Basis at such time.

“Permitted Transferee” means any Cornell Party.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Preferred Stock” means the 6.50% Series A Convertible Perpetual Preferred Stock, par value $0.01 per share, of the Company.

“Pro Rata Portion” means, with respect to an Investor Party at any time, a number of New Issue Securities equal to the product of (a) the number of New Issue Securities proposed to be issued, sold or placed pursuant to Section 3.02 multiplied by (b) such Investor Party’s Percentage Interest determined immediately prior to the issuance, sale or placement of such New Issue Securities.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre-and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective Registration Statement under the Securities Act, other than pursuant to a Registration Statement on Form S-4, Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, shares of Common Stock held beneficially or of record by (a) an Investor Party, including shares of Common Stock that are (i) issued or issuable upon conversion of the Preferred Stock or (ii) acquired by way of a dividend, stock split, recapitalization, plan or reorganization, merger, sale of assets or similar transaction, or (b) a Registration Rights Transferee, in each case until (x) a Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement or (y) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, Prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “cold comfort” letters requested pursuant to Section 4.05(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Investor Parties, including one counsel for all of the Investor Parties participating in the offering selected by the Investor Parties holding the majority of the Registrable Securities to be sold for the account of all Registering Investors, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any qualified independent underwriter, including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 4.05(m).

“Registration Rights Transferee” means any (a) creditor of an Investor Party that obtains ownership of Company Securities as a result of foreclosing on a pledge or security interest that was granted to such creditor by such Investor Party or (b) member, partner or other equity holder of Investor (or its parent entity) who receives Company Securities in connection with a distribution in kind, in each case to the extent contemplated and permitted by this Agreement.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Relative Investor Ownership” means, with respect to an Investor Party at any time, a fraction, the numerator of which is the aggregate number of shares of Common Stock owned by such Investor Party on an As-Converted Basis at such time, and the denominator of which is the aggregate number of shares of Common Stock owned by all Investor Parties on an As-Converted Basis at such time.

“Representative” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, stockholders, members, general or limited partners, agents, counsel, investment advisers or other representatives.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Sponsor Group” means (i) Henry Cornell, (ii) any lineal descendant or ancestor or sibling (by birth or adoption) of Henry Cornell, (iii) any spouse or former spouse of any of the foregoing, (iv) any legal representative or estate of any of the foregoing, (v) any trust (including a revocable trust, declaration trust or a voting trust), guardianship or custodianship for the benefit of any of the foregoing, (vi) any private charitable foundation controlled by any of the foregoing and (vii) any employee or investment professional of Cornell Capital LLC or any of its Affiliates.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, lend, encumber, hypothecate or otherwise transfer (including through any hedging or other similar transaction) such Company Securities or any economic participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such Company Securities or any economic participation or interest therein or any agreement or commitment to do any of the foregoing; provided that a Transfer will not include (A) engaging in equity swaps or the purchasing of puts so long as (x) the primary purpose of such transactions is to protect against a drop in the market price of Common Stock, (y) the party engaging in such hedging transactions retains the beneficial ownership of, and the ability to control voting with respect to, such Company Securities underlying such hedging transactions and (z) such hedging transactions are not permitted to be settled in Company Securities, and are settled solely in cash, (B) the granting of a pledge, encumbrance or other security interest over such Company Securities in connection with any financing arrangements (including any margin loan transaction), (C) the ability of any creditor to foreclose on and sell such Company Securities and any foreclosure or sale by such creditor or (D) a sale, transfer or issuance of equity interests or other securities of (x) the Equity Investor (as defined in the Purchase Agreement) (or any investment vehicle that is organized to make investments in parallel, or to co-invest or invest alongside or in lieu of, the Equity Investor) or (y) a general partner or equivalent entity of an entity referred to in clause (x) so long as such general partner or equivalent entity remains a Cornell Party after giving effect to such sale, transfer or issuance; provided that, if such general partner or equivalent entity ceases to be a Cornell Party as a result of an involuntary removal by the limited partners or equivalent equityholders of such entity due to Henry Cornell’s death or disability, a cause event or similar grounds for removal, such removal and any subsequent transfer of general partner or other similar interests in such entity to a new general partner or equivalent entity shall not be deemed a Transfer.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Board Observer	2.02
Company	Preamble
Damages	4.06
Delay Event	4.13
Delay Liquidated Damages	4.13
Delay Notice	4.01
Demand Registration	4.01
Demand Suspension	4.01
Effectiveness Deadline	4.02
Indemnified Party	4.08
Indemnifying Party	4.08
Inspectors	4.05
Investor	Preamble
Investor Designee	2.01
Liquidated Damages	4.13
Maximum Offering Size	4.01
New Issue Securities	3.02
Other Common Stock	1.02
Party	6.12
Piggyback Registration	4.03
Preemptive Notice	3.02
Purchase Agreement	Recitals
Registering Investors	4.01
Registration Request	4.01
Requesting Investor	4.01
Shelf Period	4.02
Shelf Registration Statement	4.02
Shelf Suspension	4.02
Transferee	3.01

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. If, at the time of any sale or other disposition of Common Stock, an Investor Party holds shares of Common Stock both (i) as a result of conversion of the Preferred Stock and (ii) through any other means (“Other Common Stock”), any sales by such Investor Party of Common Stock shall be deemed to occur in the following order: (A) first, shares of Other Common Stock until such Investor Party holds no shares of Other Common Stock and (B) second, shares of Common Stock held by such Investor Party as a result of conversion of the Preferred Stock.

ARTICLE 2

BOARD REPRESENTATION

Section 2.01. Appointment and Nomination Rights. (a) Without limiting the rights of the Investor Parties set forth in Section 2.02, following the third anniversary of the Closing and for so long as the Investment Percentage is at least 33%, (i) for so long as shares of Preferred Stock remain outstanding, the Investor Parties shall be entitled to appoint a director to serve on the Board pursuant to the Certificate of Designations or (ii) if no shares of Preferred Stock remain outstanding, the Investor Parties shall have the right, but not the obligation, to designate for nomination one nominee to serve as a director on the Board, subject in each case to such Person’s satisfaction of all applicable requirements regarding service as a director of the Company under applicable law, regulation or stock exchange rules regarding service as a director and such other criteria and qualifications for service as a director applicable to all directors of the Company and in effect on the date hereof (such Person, the “Investor Designee”). Immediately prior to the third anniversary of the Closing, the Company shall increase the size of the Board by one director and fill such newly-created directorship with the Investor Designee in accordance with the Company’s certificate of incorporation and bylaws. Thereafter, in the event that the Investor Designee is nominated pursuant to clause (ii) above, the Company shall (x) include the Investor Designee in its slate of nominees for election to the Board at each annual or special meeting of stockholders of the Company at which directors are to be elected and at which the seat held by the Investor Designee is subject to election and (y) recommend that the Company’s stockholders vote in favor of the election of the Investor Designee. The Company shall take all reasonably necessary actions to ensure that, at all times when an Investor Designee is eligible to be appointed or nominated, there are sufficient vacancies on the Board to permit such designation. The Investor Parties and the Company shall discuss in good faith appropriate committee representation for the Investor Designee. Notwithstanding the foregoing, at such time as the threshold set forth in the first sentence of this Section 2.01(a) is no longer satisfied, the rights of the Investor Parties under this Section 2.01(a) shall terminate and the Investor Designee shall promptly resign.

(b) If any Investor Designee ceases to serve on the Board for any reason during his or her term, subject to the continuing threshold set forth in the first sentence of Section 2.01(a), the vacancy created thereby shall be filled, and the Company shall cause the Board to fill such vacancy, with a new Investor Designee eligible to serve on the Board in accordance with Section 2.01(a).

(c) For the avoidance of doubt, the Investor Designee shall be entitled (i) to the same retainer, equity compensation and other fees or compensation, including travel and expense reimbursement, paid to the non-executive directors of the Company for his or her service as a director, including any service on any committee of the Board and (ii) to the same indemnification rights as other non-executive directors of the Company, and the Company shall maintain in full force and effect directors’ and officers’ liability insurance in reasonable amounts from established and reputable insurers to the same extent it now indemnifies and provides insurance for the non-executive directors on the Board. In all directors’ and officers’ insurance policies, the Investor Designee shall be covered as an insured in such a manner as to provide the Investor Designee with rights and benefits under such insurance policies no less favorable than those provided to the other non-executive directors of the Company.

(d) The Investor Designee shall be bound by the same confidentiality restrictions as the other non-executive directors of the Company, but,

notwithstanding anything to the contrary in such confidentiality restrictions, the Investor Designee shall be entitled to provide to the Investor Parties any and all information received by such Investor Designee in its capacity as a director subject to compliance by the Investor Parties with Section 5.05; provided, however, that, except with the prior written consent of the Company, the Investor Designee shall not disclose to any Investor Party any advice provided to the Company by in-house or outside legal counsel that is protected by the attorney-client privilege.

Section 2.02. Board Observer. (a) Following the Closing and for so long as the Investment Percentage is at least 33%, the Investor Parties shall have the right, but not the obligation, to appoint one representative (such Person, the “Board Observer”) to be present (whether in person or by telephone) at all meetings of the Board and each committee thereof.

(b) Once appointed, the Company shall send such Board Observer all of the notices, information and other materials (including meeting notices and agendas) that are distributed to the members of the Board and the committees thereof, all at the same time and in the same manner as such notices, agenda, information and other materials are provided to the members of the Board or such committee, as applicable. The Company shall provide the Board Observer with the same travel and expense reimbursement with respect to such Board Observer’s attendance at Board and committee meetings as is provided to the directors.

(c) Notwithstanding anything to the contrary in this Section 2.02, the Investor Parties agree that the Board Observer may be excluded from such portions of any Board or committee meeting and that such information and other materials referred to in Section 2.02(b) may be withheld from the Board Observer, in each case, as and solely to the extent the Board reasonably determines, based on the advice of counsel, (i) is necessary to avoid any conflict of interest with respect to any potential transaction between the Company, on the one hand, and Investor, the Board Observer or any of their respective Affiliates, on the other hand, if and to the extent that such conflict would have disqualified the Board Observer from attending such meeting or receiving such materials had the Board Observer been a director of the Company at the relevant time or (ii) is necessary to avoid the waiver of the attorney-client privilege with respect to the matters to be discussed or the matters included in the information to be distributed; provided that, before the Company may exclude the Board Observer from any portion of any Board or committee meeting or withhold from the Board Observer any Board or committee materials pursuant to the foregoing provisions of this sentence, the Company shall notify the Investor Parties of its determination to do so, and consult with the Investor Parties to minimize or eliminate the need for such exclusion or withholding.

(d) The Board Observer shall be entitled to provide to the Investor Parties any and all information received by such Board Observer pursuant to this Section 2.02; provided that, for the avoidance of doubt, the Board Observer shall be deemed a Representative of the Investor Parties under Section 5.05.

ARTICLE 3

TRANSFERS AND ISSUANCES OF COMPANY SECURITIES

Section 3.01. General Restrictions on Transfer. (a) Subject to Sections 3.01(b) and 3.01(c), all Company Securities held by the Investor Parties shall be freely Transferable.

(b) Investor, and upon a Transfer in accordance with the terms of this Agreement to a Permitted Transferee, any other Investor Party or any other Person that may acquire Company Securities pursuant to Section 3.01(b)(iv) below, shall not Transfer any shares of Preferred Stock prior to the fifth anniversary of the Closing; provided that such prohibition shall not apply to Transfers (i) to Permitted Transferees; (ii) pursuant to a third party tender offer or exchange offer, as to which the Board (A) recommends acceptance pursuant to Rule 14e-2(a)(1) under the Exchange Act or (B) expresses no opinion or is unable to take a position pursuant to Rule 14e-2(a)(2) or (3) under the Exchange Act; (iii) pursuant to any merger or other similar business combination transaction effected by the Company which is recommended, approved or not opposed by the Board; or (iv) to any member, partner or other equity holder of an Investor Party (or its parent entity) upon the dissolution, liquidation or winding up of such Investor Party (or its parent entity) as a result of an involuntary removal by the limited partners or equivalent equityholders of such Investor Party (or its parent entity) due to Henry Cornell’s death or disability, a cause event or similar grounds for removal; provided that any such member, partner or other equity holder who receives a Transfer of Preferred Stock pursuant to this Section 3.01(b) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering to the Company a joinder to this Agreement in form and substance reasonably satisfactory to the Company pursuant to which such member, partner or other equity holder shall agree to comply with (x) the Transfer restrictions contained in this Section 3.01(b) and (y) if, pursuant to such Transfer, such member, partner or other equity holder receives Preferred Stock and other Company Securities that, on an As-Converted Basis, are at least 10% of the aggregate number of shares of outstanding Common Stock on an As-Converted Basis at such time, the restrictions contained in Section 5.01.

(c) No Investor Party shall Transfer any shares of Common Stock to any “person” or “group” (in each case within the meaning of Section 13(d) of the Exchange Act), in a single transaction or series of transactions, if such Investor Party knows or has good reason to know after reasonable inquiry that such

“person” or “group” holds or, after giving effect to any such Transfer, would hold (x) with respect to Transfers prior to the fifth anniversary of the Closing, more than 4.9% of the outstanding Common Stock of the Company or (y) with respect to Transfers on or after the fifth anniversary of the Closing, more than 14.9% of the outstanding Common Stock of the Company; provided that such prohibition shall not apply to Transfers (i) to Permitted Transferees; (ii) pursuant to a third party tender offer or exchange offer, as to which the Board (A) recommends acceptance pursuant to Rule 14e-2(a)(1) under the Exchange Act or (B) expresses no opinion or is unable to take a position pursuant to Rule 14e-2(a)(2) or (3) under the Exchange Act; (iii) pursuant to any merger or other similar business combination transaction effected by the Company which is recommended, approved or not opposed by the Board; (iv) Transfers made in connection with a distribution in kind by Investor to its limited partners; (v) in connection with a Public Offering; (vi) in an open market transaction effected through a broker-dealer; (vii) to a broker-dealer in a block sale so long as such broker-dealer is purchasing such shares for its own account and makes block trades in the ordinary course of its business; or (viii) to a mutual fund which, to such Investor’s or broker-dealer’s, as applicable, knowledge after reasonable inquiry, typically makes investments in persons in the ordinary course of its business for investment purposes and not with the purpose or intent of changing or influencing the control of such person.

(d) Notwithstanding anything in this Agreement to the contrary, each Investor Party may designate any Cornell Party to exercise such Investor Party’s rights under Section 3.02.

(e) Each Person designated by an Investor Party pursuant to Section 3.01(d) and each Permitted Transferee that receives a Transfer of Company Securities (each such designee or Permitted Transferee, a “Transferee”) shall be required, at the time of and as a condition to such designation or Transfer, as applicable, to become a party to this Agreement by executing and delivering to the Company a joinder to this Agreement in form and substance reasonably satisfactory to the Company, whereupon such Transferee shall be treated as an “Investor Party” for all purposes of this Agreement. Any such Transferee shall agree to Transfer back to the Investor Party making such designation or Transfer any Company Securities held by such Transferee at or before such time as such Transferee ceases to be a Cornell Party.

(f) Each Cornell Party that acquires Company Securities pursuant to Section 5.01(b)(ii) shall be required, within 10 Business Days following such Cornell Party’s first acquisition of Company Securities, to become a party to this Agreement by executing and delivering to the Company a joinder to this Agreement in form and substance reasonably satisfactory to the Company, whereupon such Cornell Party shall be treated as an “Investor Party” for all purposes of this Agreement.

(g) Upon receiving any Company Securities, each Registration Rights Transferee shall be entitled, at its option, to become a party to this Agreement by executing and delivering to the Company a joinder to this Agreement in form and substance reasonably satisfactory to the Company, whereupon such Registration Rights Transferee shall be treated as an “Investor Party” solely for purposes of Article 4 hereof.

(h) Any purported Transfer, other than in accordance with this Agreement, shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose.

Section 3.02. Preemptive Rights. For so long as the Investment Percentage is at least 33%, except as otherwise provided in Section 3.02(c), each time the Company proposes to issue any Company Securities (collectively, “New Issue Securities”) to any Person, the Company shall first offer the New Issue Securities to the Investor Parties in accordance with the following provisions:

(a) The Company shall give a notice to the Investor Parties (the “Preemptive Notice”) stating (i) its intention to issue the New Issue Securities; (ii) the amount and description of such New Issue Securities to be issued; and (iii) the expected purchase price (calculated as of the proposed issuance date) and the other terms upon which the Company is offering the New Issue Securities.

(b) Transmittal of the Preemptive Notice to each Investor Party by the Company shall constitute an offer by the Company to sell to such Investor Party its Pro Rata Portion of the New Issue Securities for the price and upon the terms set forth in the Preemptive Notice. For a period of 10 Business Days after the submission of the Preemptive Notice to an Investor Party, such Investor Party shall have the option, exercisable by written notice to the Company, to accept the Company’s offer as to all or any part of such Investor Party’s Pro Rata Portion. If the Investor Parties in the aggregate exercise their right to purchase under this Section 3.02 with respect to less than their Pro Rata Portion of the New Issue Securities proposed to be issued and sold, the Company shall have 90 days thereafter to sell any or all of the remaining New Issue Securities (i.e., those not to be sold to an Investor Party), upon terms and conditions no less favorable to the Company, and no more favorable to the purchasers of such New Issue Securities, than those set forth in the Preemptive Notice. In the event the Company has not sold such New Issue Securities within such 90-day period, the Company shall not thereafter issue or sell any New Issue Securities without first offering such New Issue Securities to Investor in the manner provided in this Section 3.02. The purchase of New Issue Securities by the Investor Parties pursuant to this Section 3.02 shall be consummated simultaneously with the closing of the sale of the New Issue Securities set forth in the Preemptive Notice, but in no event prior to 15 Business Days after the submission of the Preemptive Notice to each Investor Party.

(c) The preemptive rights contained in this Section 3.02 shall not apply to (i) the issuance of Common Stock issuable upon the conversion or exchange of Company Securities outstanding as of the date hereof or issued after the date hereof in accordance with the provisions of this Section 3.02; (ii) the issuance of Company Securities in connection with any bona fide acquisition of another Person (whether by merger, acquisition of the capital stock of such Person, acquisition of all or substantially all of the assets of such Person, or other reorganization), to the sellers in such transaction as consideration for such acquisition; or (iii) the issuance of shares of Common Stock or options and the Common Stock issued pursuant to such options after the date hereof to employees, officers or directors of the Company or any of its Subsidiaries pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board.

ARTICLE 4

REGISTRATION RIGHTS

Section 4.01. Demand Registration. (a) If the Company shall receive a request (a “Registration Request”) from an Investor Party (the “Requesting Investor”) that the Company effect the registration under the Securities Act of all or any portion of such Investor Party’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such Registration Request to each other Investor Party, and thereafter the Company shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of (each such registration shall be referred to herein as a “Demand Registration”): (i) all Registrable Securities for which the Requesting Investor has requested registration under this Section 4.01 and (ii) all other Registrable Securities that Investor Parties have requested the Company to register by request received by the Company within 10 Business Days after such holder receives the Company’s notice of the Demand Registration (all such Investor Parties together with the Requesting Investor, and any Investor Parties participating in a Piggyback Registration pursuant to Section 4.03, the “Registering Investors”), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that, (i) subject to Section 4.01(d), the Company shall not be obligated to effect more than (i) two Demand Registrations in any calendar year, other than Demand Registrations to be effected pursuant to a Registration Statement on Form S-3 (or any successor thereto), for which an unlimited number of Demand Registrations shall be permitted and (ii) the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $30,000,000.

(b) Promptly after the expiration of the 15 Business Day period referred to in Section 4.01(a)(ii), the Company shall notify all Registering Investors of the identities of the other Registering Investors and the number of shares of Registrable Securities requested to be included in the Demand Registration. At any time prior to the effective date of the Registration Statement relating to a Demand Registration, the Requesting Investor may revoke its Registration Request, without liability to any of the other Registering Investors, by providing a notice to the Company revoking such Registration Request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (ii) the Requesting Investor reimburses the Company for all Registration Expenses of such revoked request.

(c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 4.02(b)(ii).

(d) A Demand Registration shall not be deemed to have occurred:

(i) unless the Registration Statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities included in such registration have actually been sold thereunder); provided that such Registration Statement shall not be considered a Demand Registration if, after such Registration Statement becomes effective, (1) such Registration Statement is interfered with by any stop order, injunction or other order or requirement of any Governmental Authority and (2) less than 75% of the Registrable Securities included in such Registration Statement have been sold thereunder;

(ii) if the Maximum Offering Size is reduced in accordance with Section 4.01(e) such that less than 75% of the Registrable Securities sought to be included in such registration are included; or

(iii) as permitted pursuant to Section 4.01(b) or 4.01(f).

(e) If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Registering Investors that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered by the Registering Investors (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Registering Investors on the basis of their Relative Investor Ownership);

(ii) second, any securities proposed to be registered by the Company; and

(iii) third, any securities proposed to be registered for the account of any other Persons, with such priorities among them as the Company shall determine.

(f) Upon notice to each Registering Investor (the “Delay Notice”), the Company may postpone effecting a registration pursuant to this Section 4.01 on two occasions during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 60 days (which period may not be extended or renewed and provided that such periods in the aggregate shall not exceed 90 days in any period of twelve consecutive months), if the filing, initial effectiveness or continued use of a Registration Statement relating to a Demand Registration would require the Company to make an Adverse Disclosure (a “Demand Suspension”). No Registration Statement filed and subsequently withdrawn pursuant to this Section 4.01(f) shall count as a Demand Registration. The Registering Investors agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the Delay Notice. The Company shall immediately notify the Registering Investors upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to each Registering Investor such numbers of copies of the Prospectus as so amended or supplemented as such Registering Investor may reasonably request. The Company shall, if necessary, supplement or make amendments to the Registration Statement relating to the Demand Registration, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act.

Section 4.02. Shelf Registration. (a) Within 90 days of the Closing, the Company shall file with the SEC a registration statement on Form S-3 (which shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) if the Company is then a well-known seasoned issuer (as defined in Rule 405 under the Securities Act)) (a “Shelf Registration Statement”) relating to the offer and sale of all Registrable Securities by the Investor Parties from time to time in accordance with the methods of distribution elected by the Investor Parties and set forth in the Shelf Registration Statement, and, shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act as promptly as practicable thereafter, but in no event more than 120 days following the Closing (the “Effectiveness Deadline”).

(b) The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Investor Parties until the date as of which there are no Registrable Securities (such period of effectiveness, the “Shelf Period”). The Company shall use its reasonable best efforts to remain a well-known seasoned issuer (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the Shelf Period. If the Company does not pay the filing fee covering the Registrable Securities at the time the Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a Shelf Registration Statement covering the Registrable Securities. If, at any time when the Company is required to re-evaluate its status as a well-known seasoned issuer, the Company determines that it is not a well-known seasoned issuer, the Company shall use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such Registration Statement effective during the Shelf Period.

(c) If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving at least ten days’ prior written notice of such action to each Investor Party, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided that the Company shall not be permitted to exercise a Shelf Suspension (i) more than one time during any twelve-month period or (ii) for a period exceeding 60 days on any one occasion. In the case of a Shelf Suspension, the Investor Parties agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify each Investor Party upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to each Investor Party such numbers of copies of the Prospectus as so amended or supplemented as such Investor Party may reasonably request. The Company shall, if necessary, supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act.

(d) If an Investor Party so elects, an offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an underwritten offering, and the Company shall amend or supplement the Shelf Registration Statement for such purpose. The provisions of Section 4.01(e) shall apply to any underwritten offering pursuant to this Section 4.02(d).

Section 4.03. Piggyback Registration. (a) If the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8, S-4 or any successor forms, relating to shares of Common Stock or any other class of Company Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give notice at least 10 Business Days prior to the anticipated filing date of the Registration Statement relating to such registration to each Investor Party (or within two Business Days in the case of an “overnight” offering or “bought deal”), which notice shall set forth such Investor Party’s rights under this Section 4.03 and shall offer such Investor Party the opportunity to include in such Registration Statement the number of Registrable Securities of the same class or series as those proposed to be registered as such Investor Party may request (a “Piggyback Registration”), subject to the provisions of Section 4.03(b). Upon the request of any such Investor Party made within 10 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Investor Party) (or within two Business Days in the case of an “overnight” offering or “bought deal”), the Company shall effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Investor Parties, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if such registration involves a Public Offering, all such Registering Investors must sell their Registrable Securities to the underwriters selected as provided in Section 4.05(f) on the same terms and conditions as apply to the Company, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 4.03(a) and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Registering Investors and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 4.03 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 4.01. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 4.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of shares of Common Stock or other Company Securities that the Company and the Registering Investors intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(ii) second, all Registrable Securities requested to be included in such registration by any Registering Investor (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Registering Investors on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each such Registering Investor); and

(iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 4.04. Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Investor Party shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities (except as part of such Public Offering) during the 90-day period beginning 14 days prior to the effective date of the applicable Registration Statement, unless the Company and the lead managing underwriter shall mutually agree to a shorter period.

Section 4.05. Registration Procedures. In connection with the Company’s registration obligations under Sections 4.01, 4.02 and 4.03, subject to the provisions of such Sections, the Company shall effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection therewith:

(a) The Company shall as expeditiously as possible prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and cause such filed Registration Statement to become and remain effective for a period of not less than 180 days.

(b) Prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Registering Investor and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, and thereafter the Company shall furnish to such Registering Investor and underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus and any summary Prospectus) and any other Prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Registering Investor or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Investor. The Company shall give the Registering Investor on whose behalf such Registrable Securities are to be registered, the underwriter in a Public Offering and their respective counsel and accountants, the opportunity to participate in the preparation of any Registration Statement or Prospectus, or any amendment or supplement thereto. Each Registering Investor shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Registering Investor, and the Company shall use its reasonable best efforts to comply with such request; provided, however, that the Company shall not have any obligation to modify any information if the Company reasonably expects that so doing would cause the Prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the Registration Statement, the Company shall (i) cause the related Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Registering Investors thereof set forth in such Registration Statement or supplement to such Prospectus and (iii) promptly notify each Registering Investor of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall (i) register or qualify the Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Investor reasonably (in light of such Registering Investor’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Investor to consummate the disposition of the Registrable Securities owned by such Registering Investor; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.05(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Registering Investor with respect to Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each Registering Investor and file with the SEC any such supplement or amendment.

(f) (i) the Requesting Investor shall have the right, in its sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by such Requesting Investor of a Demand Registration, (ii) the Registering Investors, acting jointly, shall have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering pursuant to Section 4.02(d) and (iii) the Company shall select an underwriter or underwriters in connection with any other Public Offering; provided, however, that such underwriter or underwriters shall be nationally recognized investment banking firms reasonably acceptable to the Company. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.

(g) The Company shall make available for inspection by any Registering Investor and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 4.05 and any attorney, accountant or other professional retained by any such Registering Investor or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement.

(h) In connection with any Public Offering of Registrable Securities, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold in such offering) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) to the extent possible make such representations and warranties to the underwriters of such Registrable Securities with respect to the business of the Company and its Subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, with respect to such underwritten offering, in each case, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings and confirm the same if and when requested, (ii) provide indemnities to the effect and to the extent provided in Section 4.06, (iii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the underwriters and their counsel) addressed to each underwriter of Registrable Securities and each Registering Investor, covering the matters customarily covered in opinions requested in similar underwritten offerings, (iv) obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any Subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each underwriter of Registrable Securities and each Registering Investor, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with similar underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the underwriters, and which are customarily delivered in similar underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(i) The Company shall otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of at least 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j) The Company may require each Registering Investor promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k) Each Registering Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.05(e), such Registering Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Registering Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.05(e), and, if so directed by the Company, such Registering Investor shall deliver to the Company all copies, other than any permanent file copies then in such Registering Investor’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 4.05(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.05(e) to the date when the Company shall make available to each such Registering Investor a Prospectus supplemented or amended to conform with the requirements of Section 4.05(e).

(l) The Company shall list all Registrable Securities covered by such Registration Statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Company shall have senior management of the Company, as requested by the Requesting Investor, Registering Investors or the underwriters in the offering, (i) prepare and make presentations at “road shows” and before analysts and rating agencies, as the case may be, and participate in other customary marketing and selling activities (including one on one meetings with prospective purchasers of the Registrable Securities) and undertaking such marketing and selling efforts as would be customary if the Company were engaged in a primary registered offering of its capital stock, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise facilitate, and cooperate in, as requested by the underwriters, the Requesting Investor or Registering Investors, the offering, marketing or selling of the Registrable Securities.

Section 4.06. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Investor, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Registering Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary Prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Registering Investor or on such Registering Investor’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Registering Investors provided in this Section 4.06.

Section 4.07. Indemnification by Registering Investors. Each Registering Investor agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Registering Investor, but only with respect to information furnished in writing by such Registering Investor or on such Registering Investor’s behalf expressly for use in any Registration Statement or Prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary Prospectus. Each Registering Investor also agrees, severally but not jointly, to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 4.07. As a condition to including Registrable Securities in any Registration Statement filed in accordance with Article 4, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Registering Investor shall be liable under this Section 4.07 for any Damages in excess of the net proceeds realized by such Registering Investor in the sale of Registrable Securities to which such Damages relate.

Section 4.08. Conduct of Indemnification Proceedings. If any proceeding (including any investigation by any Governmental Authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.06 or 4.07, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses; provided that the failure of any Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 4.09. Contribution. (a) If the indemnification provided for in Section 4.06 or 4.07 is unavailable to the Indemnified Parties in respect of any Damages (other than as a result of exceptions contained in Section 4.06 or 4.07), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages,

(i) as between the Company and the Registering Investors, on the one hand, and the underwriters, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Registering Investors, on the one hand, and the underwriters, on the other hand, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Registering Investors, on the one hand, and of such underwriters, on the other hand, in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations; and

(ii) as between the Company, on the one hand, and each such Registering Investor, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Registering Investor in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Registering Investors, on the one hand, and such underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Registering Investors bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and such Registering Investors, on the one hand, and of such underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Registering Investors or by such underwriters. The relative fault of the Company, on the one hand, and of each such Registering Investor, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Company and the Registering Investors agree that it would not be just and equitable if contribution pursuant to this Section 4.09 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.09(a). The amount paid or payable by an Indemnified Party as a result of the Damages referred to in Section 4.09(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.09, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering

Investor shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Registering Investor were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Registering Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 4.10. Participation in Public Offering. No Investor Party may participate in any Public Offering hereunder unless such Investor Party (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 4.11. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Investor with respect to any required registration or other qualification of securities under any federal or state law or regulation or Governmental Authority other than the Securities Act.

Section 4.12. Cooperation by the Company. If any Investor Party shall Transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Investor Party and shall provide to such Investor Party such information as such Investor Party shall reasonably request.

Section 4.13. Liquidated Damages. (a) If a Shelf Registration Statement required by Section 4.02(a) is not effective before the Effectiveness Deadline, then each Investor Party shall be entitled to a payment (with respect to each Registrable Security held by such Investor Party), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60-day period immediately following the Effectiveness Deadline, with such payment amount increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60-day period, up to a maximum of 0.75% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”), until such time as such Shelf Registration Statement becomes effective or is declared effective or the Registrable Securities, as applicable, covered by such Shelf Registration Statement cease to be Registrable Securities.

(b) If (i) the Investor Parties shall be prohibited from selling their Registrable Securities under a Registration Statement as a result of a Shelf Suspension pursuant to Section 4.02(c) of this Agreement in excess of the periods permitted therein or (ii) a Registration Statement is filed and effective but, during the Shelf Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 30 days by a post-effective amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act (each of clauses (i) and (ii), a “Delay Event”), then, until the Shelf Suspension is lifted or such amendment, supplement or report is filed and effective, but not including any day on which a Shelf Suspension is lifted, if applicable, then each Investor Party shall be entitled to a payment (with respect to each Registrable Security held by such Investor Party), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60-day period immediately following the date on which the Delay Event occurred, with such payment amount increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60-day period, up to a maximum of 0.75% of the Liquidated Damages Multiplier per 30-day period (the “Delay Liquidated Damages”), until such time as the Delay Event is cured. For purposes of this Section 4.13(b), a Delay Event shall be deemed cured on the date that the Investor Parties receive notice that the Shelf Suspension has been lifted or that a post-effective amendment is effective and delivered to each Investor Party.

(c) The Liquidated Damages and Delay Liquidated Damages shall be paid to each Investor Party in cash within 10 Business Days of the end of each such 60-day period, as applicable. Any payments made pursuant to this Section 4.13 shall constitute the Investor Parties’ exclusive remedy for such events. Any Liquidated Damages and Delay Liquidated Damages due under this Section 4.13 shall be paid to each Investor Party in immediately available funds.

Section 4.14. No Inconsistent Agreements. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (a) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Investor Parties included therein or (b) on terms otherwise more favorable than this Agreement. The Company also represents and warrants to Investor that it has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person.

ARTICLE 5

CERTAIN COVENANTS AND AGREEMENTS

Section 5.01. Standstill. (a) For a period of five years following the date hereof, Investor and each Other Standstill Party shall not, and Investor shall cause the Cornell Parties not to, directly or indirectly, without the prior written consent of the Company, (i) except as permitted by Section 3.02, acquire, agree to acquire, propose, seek or offer to acquire, or facilitate the acquisition or ownership of, any Company Securities or assets of the Company or any of its Subsidiaries, (ii) enter, agree to enter, propose, seek or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its subsidiaries, (iii) make, or in any way participate or engage in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company (except as provided in Section 5.02), (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company, (v) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing or (vi) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with the foregoing.

(b) Notwithstanding anything to the contrary in this Agreement, (i) the prohibitions in this Section 5.01 shall not affect Investor’s, any Cornell Party’s or any Other Standstill Party’s ability to hold or vote the Preferred Stock issued to Investor at the Closing or shares of Common Stock issued upon the conversion of such Preferred Stock, (ii) the prohibitions in this Section 5.01 shall not affect Investor’s or any Cornell Party’s ability to acquire Company Securities so long as the aggregate Percentage Interest of the Investor Parties immediately following such acquisition is equal to or less than 16.6%, (iii) the prohibitions in this Section 5.01 shall not prevent Investor, any Cornell Party or any Other Standstill Party from making any confidential offer or proposal to the Board for a potential transaction (including a Change of Control transaction) so long as such offer or proposal would not reasonably require the Board to publicly disclose such offer or proposal or the discussions related thereto, (iv) the prohibitions in this Section 5.01 shall not prevent Investor, any Cornell Party or any Other Standstill Party from acquiring any entity that owns Company Securities which represent less than 5% of the value of the assets of such entity (as determined by reference to the latest annual or quarterly financial statements of such entity) in connection with the bona fide acquisition of an operating business; provided that Investor, such Cornell Party or such Other Standstill Party shall divest such acquired Company Securities within 180 days of the consummation of such acquisition and shall, prior to the date of divestment, vote such Company Securities on any matter submitted to a vote of the stockholders of the Company in the same proportion as the as the votes cast by the holders of all other stockholders of the Company

(excluding voting securities held by the Cornell Parties or such Other Standstill Party, as applicable), (v) the prohibitions in this Section 5.01 shall not affect the ability of any Investor Designee to vote or otherwise exercise his or her fiduciary duties as a director on the Board, (vi) if (x) a Change of Control has occurred, (y) the Company has entered into an agreement providing for a Change of Control or (z) a third party has made a public offer or proposal (including a tender or exchange offer) or publicly announced an intention to make any such offer or proposal that would, if consummated, result in a Change of Control and the Board does not publicly recommend against such offer or proposal within 10 days from the date such offer, proposal or intention becomes public, then, in each case in this clause (vi), the prohibitions in this Section 5.01 shall immediately terminate without further force or effect and Investor, the Cornell Parties and the Other Standstill Parties shall be released from compliance therewith, (vii) the prohibitions in this Section 5.01 shall not apply (x) with respect to Investor and the Cornell Parties, during any period in which the Investor Parties have an aggregate Percentage Interest of less than 10% and (y) with respect to each Other Standstill Party, following such time as the Common Stock underlying the Company Securities received by such Other Standstill Party pursuant to Section 3.01(b) falls below 10% of the aggregate number of shares of outstanding Common Stock on an As-Converted Basis and (viii) the prohibitions in this Section 5.01 shall immediately terminate without further force or effect and Investor, the Cornell Parties and the Other Standstill Parties shall be released from compliance therewith if the Company (A) institutes a voluntary proceeding, or becomes the subject of an involuntary proceeding which involuntary proceeding is not dismissed within 60 days, under any bankruptcy act, insolvency law or any law for the relief of debtors, (B) has a receiver appointed to manage its affairs, which appointment is not dismissed, vacated or stayed within 60 days or (C) executes a general assignment for the benefit of creditors.

Section 5.02. Voting. The Investor Parties shall be entitled to vote their Company Securities in their sole discretion; provided that, prior to the fifth anniversary of the Closing, each Investor Party shall cast all votes that such Investor Party is entitled to cast for the directors nominated by the Board.

Section 5.03. Financing Cooperation. The Company shall use its reasonable efforts to, and shall cause its Subsidiaries to, cooperate with any reasonable requests by Investor in connection with any loan or credit arrangement secured in whole or in part with a pledge of Company Securities, including cooperating with Investor to satisfy the customary requirements of secured lenders, such as agreeing to an issuer acknowledgement in customary form which includes an acknowledgement that such lender will be permitted to hold such pledged Company Securities in unrestricted, book-entry form without any legend, subject to such lender agreeing comply with all applicable securities laws.

Section 5.04. Information Rights. For so long as the Investment Percentage is at least 33%, the Company shall provide each Investor Party (a) all notices and other information provided by the Company to its directors (in their capacity as such) concurrently with the Company’s provision of such notices and other information to such directors, including information received by directors in connection with their service on any committee of the Board, and (b) such other information and reports as such Investor Party may reasonably request to the extent in the possession of the Company; provided that, without limiting the Company’s obligations under Sections 2.01 and 2.02, the Company may deny access to any information and reports or portions thereof provided to (i) directors if the Company reasonably determines that access to the applicable information could (x) result in a waiver of the attorney-client privilege (based on the advice of counsel) or (y) cause the Company to violate obligations with respect to confidential or proprietary information of third parties (provided that the Company shall use reasonable efforts to make appropriate substitute arrangements under circumstances where the restrictions in clause (x) or (y) apply) or (ii) the Board or any committee thereof in respect of a matter in which an Investor Party has a material interest (other than any such interest arising solely as a result of such Investor Party’s status as a stockholder of the Company).

Section 5.05. Confidentiality. (a) Each Investor Party agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Investor Party’s investment in the Company. Each Investor Party agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose. Each Investor Party further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed (i) to such Investor Party’s Representatives with respect to such Investor Party’s investment in the Company, including to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement or the Purchase Agreement; (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such Investor Party is subject; provided that such Investor Party agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and such Investor Party shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)); (iii) to any Person to whom such Investor Party in good faith is contemplating a Transfer of its Company Securities; provided that such Transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement enforceable by the Company and consistent with the provisions hereof; or (iv) to any regulatory authority or rating agency to which such Investor Party or any of its Affiliates is subject; provided that such authority or agency is advised of the confidential nature of such information. Each Investor Party agrees to be responsible for any breach by its Representatives of the applicable provisions of this Section 5.05.

(b) Each Investor Party is aware that United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each Investor Party also understands that the Confidential Information may constitute material non-public information about the Company, and each Investor Party is familiar with the Securities Act, the Exchange Act and the prohibitions and limitations imposed upon a recipient of material non-public information by the Securities Act and the Exchange Act.

(c) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim hereunder by or against the Company or any of its Subsidiaries.

Section 5.06. Legend. (a) The Investor Parties agree that all certificates or other instruments representing Preferred Stock or Common Stock subject to this Agreement will bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF JUNE 10, 2015, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM MRC GLOBAL INC. OR ANY SUCCESSOR THERETO, AND THIS SECURITY MAY NOT BE VOTED OR OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

(b) If any Company Securities shall cease to be Registrable Securities under clause (x) or (y) of the definition thereof, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the first sentence of the legend required by Section 5.06(a) endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 5.06(a) endorsed thereon.

Section 5.07. Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor Party is an acquiring person under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor Party could be deemed to trigger the provisions of any such plan or arrangement, by virtue of (a) receiving Preferred Stock under the Purchase Agreement or under any other agreement between the Company and the Investor Parties or (b) its ownership of Preferred Stock or Common Stock in accordance with the terms hereof.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Successors and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns.

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto; provided that Investor or any Investor Party may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees in accordance with Section 3.01.

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 6.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to the Company, to:

MRC Global Inc.

909 Fannin Street, Suite 3100

Houston, Texas 77010

Attention:	General Counsel
Email:	dan.churay@mrcglobal.com

with a copy to:

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Attention:	Andrew T. Calder
Rhett A. Van Syoc
Email:	andrew.calder@kirkland.com
rhett.vansyoc@kirkland.com

if to Investor, to:

Mario Investments LLC

c/o Cornell Capital LLC

116 East 80th Street

New York, New York 10075

Attention:	Henry Cornell
Email:	henry@cornellcapllc.com

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:	Richard A. Drucker
William J. Chudd
Email:	richard.drucker@davispolk.com
william.chudd@davispolk.com

or such other address, email address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day; provided that all facsimiles and emails shall be deemed received only upon confirmation of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

Section 6.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 6.05. Jurisdiction. (a) The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.02 shall be deemed effective service of process on such party.

(b) Each party to this Agreement that now or hereafter has a right to claim sovereign immunity for itself or any of its assets hereby waives any such immunity from either jurisdiction or enforcement to the fullest extent permitted by the laws of any applicable jurisdiction. Each party to this Agreement acknowledges that its rights and obligations subject to this Agreement are of a commercial and not a governmental nature.

Section 6.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.08. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 6.09. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter of this Agreement.

Section 6.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.11. Termination. This Agreement shall terminate with respect to each Investor Party at the time at which such Investor Party ceases to own any Preferred Stock or shares of Common Stock held as a result of the conversion of the Preferred Stock, except that such termination shall not affect (a) the rights perfected or the obligations incurred by such Investor Party under this Agreement prior to such termination (including any liability for breach of this Agreement)

and (b) the obligations expressly stated to survive termination hereof, including Section 5.05 (which, with respect to such Investor Party, shall survive for two years following the termination of this Agreement) and this Article 6.

Section 6.12. Independent Nature of Obligations. Except with respect to the Investor Parties amongst themselves (which, for the avoidance of doubt, shall include Investor’s obligations to cause the Cornell Parties to comply with the Cornell Parties’ obligations pursuant to Section 5.01), the obligations of each Investor Party, Registration Rights Transferee and Other Standstill Party (each, a “Party”) are several and not joint with the obligations of any other Party, and no Party shall be responsible in any way for the performance or nonperformance of the obligations of any other Party under this Agreement. Nothing contained herein and no action taken by any Party pursuant hereto, shall be deemed to constitute the Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Parties are in any way acting in concert or as a group with respect to such obligations.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MRC GLOBAL INC.

By:	/s/ Andrew R. Lane
	Name:	Andrew R. Lane
	Title:	President & CEO

MARIO INVESTMENTS LLC

By:	/s/ Henry Cornell
	Name:	Henry Cornell
	Title:	Authorized Signatory

[Signature Page to Shareholders’ Agreement]